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                                                                 Exhibit 10.54


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


SOFTWARE LICENCE AGREEMENT

THIS AGREEMENT is made as of October 4, 2000

BETWEEN

DDI Corporation, a corporation duly organized and existing under the laws of Japan, whose registered office is at 8, Ichibancho, Chiyoda-ku, Tokyo 102-8401, Japan (the LICENSOR); and

UTStarcom Inc., a corporation duly organized and existing under the law of Delaware, whose registered office is at 1275 Harbor Bay Parkway, Alameda, CA 94502, USA (UTS).

WHEREAS

(A) DDI-Pocket Incorporated, a corporation duly organized and existing under the laws of Japan, whose registered office at 3-5-1 Toranomon, Minato-ku, Tokyo 105-8477, Japan (DDI-P) developed P-mail Deluxe Software (PDX), a service which can be used in conjunction with the Personal Handyphone System (PHS);

(B) First International Telecom Corp., a corporation duly organized and existing under the laws of Taiwan, whose registered office is at 3F, No. 80, Sec. 1. Chien-kuo N. Rd., Taipei, Taiwan, R.O.C. (FITEL) desires to establish its own PHS business in Taiwan (FITEL TAIWAN PHS BUSINESS) and desires to use DDI-P's PDX service in conjunction with such FITEL Taiwan PHS Business;

(C) FITEL desires to have UTS develop the necessary systems and products and for UTS to licence to FITEL certain software and other intellectual property relating to the FITEL Taiwan PHS Business;

(D) The Licensor and DDI-P entered into a distribution agreement documented in the Minutes of the Meeting dated as of July 4, 2000 whereby, among other things (DISTRIBUTION AGREEMENT), DDI-P authorized the Licensor to enter into this Agreement with UTS.

(E) The Licensor desires to grant UTS and UTS desires to obtain from the Licensor a [*] licence to use the Software and Software Documentation (as both terms are defined in Clause 1) to develop Products (as defined in Clause 1) to be provided to FITEL for the FITEL Taiwan PHS Business and to sublicence such Software and Software Documentation to FITEL to enable FITEL to use such Products for the FITEL Taiwan PHS Business upon the terms and conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

DEFINITIONS

 .1       In this Agreement, unless otherwise expressly provided for, the following expressions shall have the following meanings:

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DELIVERY DATE means the scheduled date for delivery of the Software Materials;

LOCATION means UTS building/location where the Software is to be delivered;

MEDIA means the media on which the Software and the Software Documentation, as provided to UTS by the Licensor, is recorded or printed;

PARTIES shall mean the Licensor and UTS (each, a PARTY);

PRODUCTS means the systems and products developed by UTS which are necessary for FITEL to operate the FITEL Taiwan PHS Business;

PROPRIETARY INFORMATION means any information contained or embodied in the Software Materials and the Specifications or otherwise disclosed or made available to UTS by or on behalf of the Licensor pursuant to or in connection with this Agreement and the Technical Disclosure Agreements one being between DDI-P and FITEL and the other being between DDI-P and UTS both dated July 4, 2000 (whether orally or in writing), and whether or not such information is expressly stated to be confidential or marked as such;

SOFTWARE means the computer programs in machine-readable object code only as specified in Part A of Schedule 1;

SOFTWARE DOCUMENTATION means the operating manuals, user instructions, technical literature and all other related materials in eye-readable form written in Japanese as supplied to UTS by the Licensor for aiding the use and application of the Software only as specified in Part B of Schedule 1;

SOFTWARE MATERIALS means the Software, the Software Documentation and the Media;

SPECIFICATIONS mean the functional specifications of the Software including details of the environment in which the Software is designed to operate as set out in Schedule 1 describing the facilities and functions of the Software, the environment in which the Software is designed to operate and the language in which the Software is written, a copy of which is attached hereto and initialled by the parties for the purposes of identification only as Appendix 1;

[*];

USE THE SOFTWARE means to read all or any part of the Software, from magnetic or other storage media at the Location;

USE THE SOFTWARE MATERIALS means to use the Software, and to read and possess the Software Documentation in conjunction with the use of the Software and to possess the Media; and

BASIS OF THIS AGREEMENT

2.1  The Licensor hereby agrees to:

(a)  deliver the Software to UTS on an "AS IS" basis at the Location;


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(b)  provide UTS with a copy of the Software Documentation on an "AS IS"
basis without any translation, modification or update;

(c) grant UTS a [*] licence in accordance with Clause 5 to (i) use the Software Materials to develop Products to be provided to FITEL which are to be used in connection with the FITEL Taiwan PHS Business and (ii) sublicence the use of such Software Materials to FITEL to enable FITEL to use the Products in connection with the FITEL Taiwan PHS Business;

(d) disclose to UTS the source code of the Software to enable UTS to use the Software Materials to develop Products to be used in connection with the FITEL Taiwan PHS Business; and

(e) grant UTS a [*] licence to modify the source code of the Software only for the purpose of developing Products in connection with the FITEL Taiwan PHS Business;

upon and subject to the terms and conditions of this Agreement.

2.2 An additional agreement shall be required detailing the terms and conditions for distribution of the Products or disclosure of the Proprietary Information by UTS to a third party.

2.3 UTS agrees not to use (or to allow FITEL to use) the Software Material or the Proprietary Information in a manner not permitted by this Agreement unless the Licensor expressly agrees otherwise in writing. Such prohibited additional uses include, but are not limited to, the following:

(a) Where UTS intends to provide the Products to third parties other than to FITEL for use in connection with the FITEL Taiwan PHS Business;

(b) Where UTS or FITEL intends to distribute the Products for use outside of Taiwan in which case the Licensor may grant a further licence to UTS on identical terms to this Agreement, with any necessary modification to reflect the changed territory, for an additional total sum of [*];

(c) Where the Licensor and UTS separately agree to conduct trials or market promotions without paying the full amount of [*]. Such fees that may be agreed to for such trials or market promotions shall, upon the granting of any further license, be deducted from the total amount of [*] stipulated in section (b) above for a further licence.

PRICE AND PAYMENT

3.1 The fee for the licence to be granted to UTS by the Licensor under this Agreement (the LICENCE FEE) shall be paid by UTS as follows:

(a) A [*] payment of [*] upon execution of the minutes of the meeting between DDI Group-DDI (include the Licensor and DDI-P) and UTS dated July 4, 2000; and

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(b)  [*] on the [*] after the date on which UTS delivers the finished
Products to FITEL (the HANDLING DATE) or the date on which FITEL commences operational use of the Software in Taiwan, whichever shall occur earlier.

3.2 The Licence Fee and any other charges payable under this Agreement are, unless otherwise specified:

(a) [*] of any packing, delivery or transportation charges incurred in Japan; and

(b) [*] of consumption tax or any other duties or taxes which may be chargeable on any goods or services provided to UTS hereunder and which shall be paid by [*] at the rate and in the manner for the time being prescribed law.

For the avoidance of doubt, [*] shall pay all taxes, tariffs, and duties, including any sales or use tax (and any related interest or penalty), however designated, imposed as a result of the execution or implementation of this Agreement, except any tax imposed upon the [*] corporate income. If the [*] is required to collect tax to be paid by [*], [*] shall promptly pay such tax to the [*] on demand.

3.3 The Licence Fee payable pursuant to Clause 3.1(b) shall be discharged if UTS notifies the Licensor by giving written notice, at any time before the Handling Date, that UTS desires to terminate the development of the Products, and if the Licensor accepts such notice.

3.4 If any sum payable under this Agreement is not paid within [*] after the due date, then (without prejudice to the Licensor's other rights and remedies) the Licensor reserves the right to charge interest on such sum on a day-to-day basis (after, as well as before, any judgment), from the due date to the date of payment inclusive, at the rate of [*] per annum.

3.5 UTS shall not be entitled to withhold payment of any sum by reason of any right of set-off or any claim or dispute with the Licensor, whether relating to the quality or performance of the Software Materials or otherwise.

3.6 The Licensor shall have the right to suspend delivery where it reasonably believes that UTS will not make payment in accordance with this Clause 3.

DELIVERY AND INSTALLATION

4.1  The Licensor shall use all reasonable endeavours to deliver to UTS:

     (a)  one copy of the Software in source code; and

     (b)  one copy of the Software Documentation;

on the Media at the Location on the Delivery Date.

4.2 Delivery shall be effected and risk of accidental loss of, or damage to, the Software Materials shall pass to UTS when delivery is tendered at the Location during normal working hours. UTS

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acknowledge that they are responsible for effecting insurance cover for the
Software Materials from the time at which risk in the Software Materials passes to it.

4.3 The Licensor shall not be liable for any delay caused by events beyond its reasonable control and in such case shall be entitled to a reasonable extension of time to perform its obligations pursuant to this Clause 4.

4.4 The Licensor shall not be responsible for complying with statutory regulations, local by-laws, or the fulfilment of any special regulations affecting UTS.

LICENCE

5.1  The Licensor hereby grants UTS a [*] licence to:

(a) use the Software only for the purpose of developing Products to be provided to FITEL to be used in connection with the FITEL Taiwan PHS Business;

(b) sublicence the use of the Software Materials to FITEL only to enable FITEL to use the Products in connection with the FITEL Taiwan PHS Business.

(c) use the Software Documentation in support of its use of the Software for the development of Products and sublicence of the Software pursuant to Clause 5.1(a) and (b) above; and

(d) modify the source code of the Software disclosed by the Licensor to UTS under Clause 2.1 (a) only for the purpose of, and only the extent necessary for, developing Products to be used in connection with the FITEL Taiwan PHS Business.

for the duration of this Agreement.

5.2 UTS shall not permit any third party other than FITEL to use the Software Materials, nor shall UTS use the Software Materials on behalf of or for the benefit of any third party other than FITEL in any way whatsoever.

5.3 UTS shall not disclose the source code of the Software to any third party including FITEL.

5.4 UTS shall ensure that (i) FITEL will only use the Software Materials and Products to enable it to use the Products in connection with the FITEL Taiwan PHS Business; (ii) FITEL shall only use the Products in connection with the FITEL Taiwan PHS Business; (iii) FITEL will observe the same obligations of confidentiality in respect of the Proprietary Information as set forth in Clause 11; (iv) its agreement with FITEL will not result in any breach of any of UTS's obligations under this Agreement; and (v) it uses its best efforts nominate the Licensor as a third party beneficiary of the agreement between UTS and FITEL.

5.5 The licence granted under this Agreement to UTS shall not be deemed to extend to any programs or materials of the Licensor other than the Software Materials unless expressly agreed to in writing by the Licensor.

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5.6  UTS may make only so many copies of the Software as is reasonably necessary for its use of the Software pursuant to Clause 5.1 (a) above, and shall ensure that all such copies bear the Licensor's proprietary notice. All such copies shall be subject to the terms and conditions of this Agreement.

5.7  During the continuance of this Agreement, UTS shall:

(a) effect and maintain adequate security measures to safeguard the Software Materials and any copies thereof from access or use by any unauthorised body or person;

(b) retain the Software Materials and any copies thereof under its exclusive control; and

(c) maintain a full and accurate record of its copying and disclosure of the Software Materials and produce such record to the Licensor on request from time to time.

WARRANTY

6.1 While the Licensor has endeavoured to use reasonable care in compiling the systems and information incorporated in the Software Materials, the Licensor can accept no liability of any kind whatsoever for the accuracy and completeness of such systems or the Software Materials.

6.2 UTS acknowledges that the Software Materials have not been produced to meet the individual requirements of UTS and cannot be tested in every possible combination. The Licensor does not warrant that (i) the facilities and functions comprised in the Software will meet all of UTS's needs in connection with the FITEL Taiwan PHS Business, (ii) that the Software will operate in the combinations which may be selected by UTS, (iii) that the operation of the Software will be uninterrupted or error free, or (iv) that all Software defects can or will be corrected.

6.3 The Licensor shall have no obligation to repair or replace the Software Materials under any circumstances except as expressly provided in this Agreement.

6.4 The Licensor warrants that it has full authority to licence to UTS on the terms and conditions of this Agreement, based on its Distribution Agreement with DDI-P.

SUPPORT SERVICE

7.1 The Licensor shall have no obligation to provide any technical support in connection with the use of the Software under this Agreement or the FITEL Taiwan PHS Business.

7.2 At the request of UTS, the Licensor may, [*], provide technical support as to the use of the Software or the FITEL Taiwan PHS Business on the terms and conditions provided in Appendix 2.

SOFTWARE MAINTENANCE

8. Unless UTS enters into a separate software maintenance agreement with the Licensor on or before the Delivery Date (on terms to be agreed between the parties), the Licensor will not provide any maintenance in respect of the Software Materials. If at a later date UTS wishes the Licensor to


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provide maintenance services in respect of the Software Materials, then the
Licensor may [*] provide the same to UTS subject to UTS paying the Licensor's an agreed maintenance charge.

MODIFICATIONS

9.1 UTS may themselves modify the Software Materials at their own expense and responsibility to the extent necessary for the development of the Products and their use in respect of the FITEL Taiwan PHS Business. UTS shall indemnify the Licensor against any claims that such modifications infringe the copyrights, database rights, patents, trade secrets or other proprietary or intellectual property rights of any third party of whatever nature howsoever or wheresoever arising.

9.2 The copyrights, database rights, patents, trade secrets and other proprietary or intellectual property rights of whatever nature howsoever or wheresoever arising in such modifications shall be jointly owned by DDI-P and UTS. UTS shall be entitled without further charge to use such modifications in order to develop the Products and allow FITEL to use the Products for the FITEL Taiwan PHS Business upon the same terms and conditions as the Software Materials but shall not otherwise be entitled to use such modifications. DDI-P shall be entitled to use such modifications in Japan. An additional agreement is required for the use of such modifications outside of Taiwan or Japan.

9.3 UTS shall promptly notify the Licensor of all such modifications and shall, without charge, supply to the Licensor copies of all documentation relating to such modifications, including full functional and performance specifications thereof and all source code materials.

9.4 In addition to providing UTS with the most current version of the Software in accordance with Clause 2.1, the Licensor shall also provide UTS with any future modifications of the Software, including but not limited to any changes, modifications, improvements or bug fixes to existing features, functionalities, designs or protocols that may be contained within the Software (FUTURE SOFTWARE MODIFICATIONs). The Licensor shall provide such Future Software Modifications to UTS [*] only for a period of only [*] from the execution of this Agreement. The terms and conditions of the license granted by the Licensor to UTS under this Agreement shall also apply MUTATIS MUTANDIS to any and all Future Software Modifications provided by the Licensor to UTS, provided, however, that the provision of Future Software Modifications by the Licensor after expiration of the [*] period following the execution of this Agreement shall be subject to separate pricing terms to be negotiated by the parties hereto.

PROPRIETARY RIGHTS

10.1 The Software Materials and all copyrights, database rights, patents, trade secrets, trademarks and other proprietary or intellectual property rights whatsoever, howsoever and wheresoever arising in the Software Materials and in all other written or oral information provided by the Licensor for the purposes of this Agreement, are and shall remain the exclusive property of DDI-P. DDI-P reserves the right to grant licences to use or otherwise exploit the Software Materials to any other person or body. UTS shall not acquire any intellectual property rights of whatever nature in the Software Materials and may not copy them or attempt in any way to decompile, disassemble, imitate or reverse engineer the Software except as expressly permitted in this Agreement.


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10.2 UTS shall notify the Licensor immediately if UTS become aware of any unauthorised use or exploitation of the whole or any part of the Software Materials by any person or body.

10.3 UTS will permit the Licensor to check the use of the Software Materials by UTS at all times during normal business hours, and for that purpose UTS shall grant the Licensor (and its agents, employees and representatives) an [*] licence to enter UTS's premises at any time during normal business hours, upon giving 48 hours advance written notice by the Licensor to UTS.

CONFIDENTIALITY OF THE PROPRIETARY INFORMATION

11.1 UTS undertakes to treat as confidential and keep secret the Proprietary Information, and shall not without the prior written consent of the Licensor:

(a) exploit the Proprietary Information in whole or part other than as may be necessary to enable UTS to use the Software Materials in accordance with the terms and conditions of this Agreement;

(b) disclose the Proprietary Information in whole or part or make any aspect of the Proprietary Information available to any person or body, subject always to Clause 11.2 below, other than to:

     (i) such of UTS' own employees as need to know or use the same for the purpose of performing their duties to UTS, for processing UTS' own data for its internal business purposes;

     (ii) UTS' auditor or any other person or body having the right, duty or obligation to know the business of UTS, and then only in pursuance of such right, duty or obligation;

     (iii) any person or body who is appointed by UTS to maintain any equipment on which the Software is used (in accordance with the terms of this Agreement) and then only to the extent necessary to enable such person or body to properly maintain such equipment.

11.2 UTS undertakes to ensure that any person or body to whom any part of the Proprietary Information is disclosed pursuant to Clause 11.1(b) is made aware prior to the disclosure of any part of the Proprietary Information that (i) the same is confidential and (ii) they owe an express duty of confidence to the Licensor. UTS shall indemnify and hold the Licensor harmless against any loss or damage which the Licensor may suffer or incur as a result of UTS failing to comply with such undertaking.

11.3 UTS shall promptly notify the Licensor if they become aware of any breach of confidence by any person or body to whom UTS divulges all or any aspect of the Proprietary Information and shall give the Licensor all reasonable assistance in connection with any proceedings which the Licensor may institute against such person or body in respect of such breach of confidence.

11.4 The foregoing obligations as to confidentiality shall remain in full force and effect notwithstanding any termination of this Agreement.

INTELLECTUAL PROPERTY INFRINGEMENT


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12.1 If claims arise out of the infringement of any Japanese patent or copyright of any third party which is valid and effective at the date of this Agreement, with respect to the use by UTS and/or FITEL of the Software pursuant to the terms of this Agreement:

(a) UTS shall promptly notify the Licensor in writing of any allegations of infringement of which it has notice or becomes aware;

(b) the Licensor shall have sole control over the defence of any such suit or claim and over all negotiations in relation thereto, responsibility for any and all attorneys' fees and legal costs related to defence of any such suit or claim, and, in particular, UTS shall not make or attempt to make any settlement or admit any liability in relation to such suit or claim without the prior written consent of the Licensor;

(c) At the Licensor's expense, UTS shall take such actions and provide such information and enter into all such documents as the Licensor may reasonably require in relation to the defence of any such suit or claim.

12.2 If UTS is prohibited by a court order from using the Software, then the Licensor shall have the right at its sole option to:

(a)  procure for UTS the right to continue using the Software;

(b)  modify or amend the Software so that it becomes non-infringing;

(c)  replace all or part of the Software with programs of similar capability;
or

(d) terminate this Agreement in respect of the Software so affected, if the Licensor considers that, in its reasonable opinion, the foregoing alternatives are not available on reasonable terms,

in which event UTS shall cease using such prohibited Software forthwith and, at the Licensor's direction, shall return, or certify that it has destroyed, the original copies of such Software so affected and any copies made by UTS thereof. In such event, the Licensor shall be under no further liability to UTS with respect to the Software so affected.

12.3 Where any computer program materials, in relation to which rights are owned by a third party, are to be copied or otherwise used by UTS in association with any Software Materials, UTS warrants that they have any and all necessary permissions, express or otherwise, to enable them to copy or otherwise use such computer program materials without infringing such third parties rights.

12.4 If UTS discloses such computer program materials to the Licensor or requests or permits the Licensor to copy or otherwise use such computer program materials, UTS warrants that they are entitled to make such disclosures or requests or give such permission, and that it has any necessary consent, express or otherwise, to enable the Licensor to copy or otherwise use such computer program materials as so requested or permitted without infringing said third party rights.

12.5 UTS shall indemnify the Licensor against any expense or loss the Licensor may incur resulting from the infringement of third party patents, copyrights, database rights, trade secrets, trade


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marks or other proprietary or intellectual property rights whatsoever, howsoever or wheresoever arising in consequence of any matter referred to in Clauses 12.3 or 12.4.

UTS'S CONFIDENTIAL INFORMATION

13.1 The Licensor shall treat as confidential all information supplied by UTS under this Agreement which is designated as confidential by UTS or which is by its nature clearly confidential (the UTS CONFIDENTIAL INFORMATION). This Clause shall not extend to any information which:

(a) was lawfully in the possession of the Licensor prior to the commencement of the negotiations leading to this Agreement;

(b) is already public knowledge or becomes so at a future date (other than as a result of a breach by the Licensor of this Clause 13);

(c) comes into the Licensor's knowledge from a third party who lawfully possesses such information, and such disclosure is not in breach of a duty of confidence owed by the disclosing party to UTS.

13.2 The Licensor shall not divulge any UTS Confidential Information to any person or body except to:

(a) such of its own employees, consultants, agents or representatives including the suppliers of any third party software as need to know the same for the purpose of performing their duties pursuant to this Agreement. The Licensor shall ensure that its employees, consultants, agents or representatives are aware of and comply with the provisions of this Clause 13;

(b) the Licensor's auditors and any other bodies having the right, duty or obligation to know the business of the Licensor and then only in pursuance of such right, duty or obligation.

13.3 The foregoing obligations of this Clause 13 shall survive any termination of this Agreement.

LIMITATION OF LIABILITY

14.1 The Licensor shall not be liable to UTS for any loss, expense or damage of any kind (direct, indirect, economic or consequential and whether arising from negligence or otherwise) resulting from the supply, purported supply, failure to supply, use or possession of the Software Materials, or Products, or any other service provided under this Agreement.

14.2 No officer or employee of the Licensor shall be liable to UTS in any circumstances for any loss, expense or damage of any kind (direct, indirect, economic or consequential and whether arising from negligence or otherwise) arising from any act or omission during the performance of his or her employment or other duties. All officers and employees of the Licensor from time to time shall be entitled to the benefit of the exemptions, limitations, terms and conditions in this Agreement.

14.3 UTS acknowledges that they are exclusively responsible for:


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(a)  supervision, management and control of the use of the Software (including use by FITEL) pursuant to the terms of this Agreement and ensuring that their personnel are, at all times, educated and trained in the proper use and operation of the Software Materials;

(b) processing their data and ensuring the security and accuracy of all inputs and outputs; and

(c) making regular back-up copies of their data to ensure recovery of their data in the event of malfunction of the Software;

(d) the selection, use of and results obtained from any other programs, equipment, materials or services used in conjunction with the Software Materials; and

(e) any loss, expense, or damage of any kind (direct, indirect, economic or consequential) suffered by FITEL resulting from the supply, purported supply, failure to supply, use or possession of the Software Materials or Products or any other service provided to FITEL by UTS under UTS's agreement with FITEL.

14.4 UTS shall indemnify the Licensor and shall keep the Licensor fully and effectively indemnified against any loss, expense, or damage of any kind (direct, indirect, economic or consequential) arising from the breach of this Agreement by UTS and against any loss of, or damage to, any properly or injury or death of any person caused by any negligent act, omission or unlawful misconduct of UTS and/or FITEL, their employees, agents or sub-contractors.

14.5 UTS further acknowledges that they will obtain insurance cover in respect of all risks relating to their use of the Software Materials and all other goods and services provided under this Agreement and that they will ensure that the Licensor is noted on such insurance cover.

TERMINATION

15.1 Any Party hereto may terminate this Agreement forthwith on giving notice in writing, to the a breaching Party if:

(a) the breaching Party commits any material or continuing breach of any term of this Agreement and fails to remedy such breach within [*] after the receipt of a request in writing from the aggrieved Party to do so (such request will contain a warning of the aggrieved Party's intention to terminate), provided, however, the Licensor may terminate this Agreement immediately with written notice in the event that UTS fails to pay any part of the Licence Fee within [*] of the due date for payment;

(b) a Party learns or believes upon reasonable grounds that the other Party (being a body corporate) has or is likely to:

     (i) present a petition or have a petition presented against them by a creditor for the appointment of an administrator or for their winding up;

     (ii) convene a meeting to pass a resolution for a voluntary winding up or the making of an administration order;

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    (iii) enter into liquidation (other than for the purposes of a bona fide reconstruction or amalgamation);

    (iv) call a meeting of their creditors, or have a receiver, administrator, administrative receiver, liquidator or any other similar officer or insolvency practitioner appointed in respect of all or any of its undertakings or assets;

    (v) refuse or be unable to meet any sums payable to another Party when such sums fall due;

    (vi) cease to carry on business as a going concern or cease to be in a position to fulfil this Agreement;

(c) a Party learns or believes upon reasonable grounds that the other Party shall be dissolved or shall commit any act of bankruptcy or have a bankruptcy order made against them or shall make or negotiate for any composition or arrangement with, or assignment for, the benefit of their creditors;

(d) any event occurs in a foreign jurisdiction analogous to, or comparable with Clause 15.1(b)(i) to (v) or 15.1(c) above.

(e) UTS notifies the Licensor of UTS's desire to terminate the development of Products and the Licensor accepts such notice in accordance with Clause 3.3.

15.2 Forthwith upon the termination of this Agreement for whatever reason:

(a) the Parties shall be discharged from any further liability to perform under this Agreement, except as otherwise specified in this Agreement;

(b) UTS shall pay the Licensor on demand for all goods and services provided to UTS by the Licensor prior to such termination;

(c) UTS shall either return to the Licensor all Software Materials (including any modifications thereto made by UTS) and all copies of the whole or any part thereof or, if requested by the Licensor, shall destroy the same (in the case of the Software, by erasing it from the magnetic media on which it is stored) and certify in writing by statutory declaration to the Licensor that such Software Materials have been so destroyed.

15.3 Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of any party nor shall it affect the enforceability of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

ASSIGNMENT

16.1 UTS shall not be entitled to assign or otherwise transfer any part of this Agreement or assign, sub-licence or otherwise transfer, charge or encumber the Software Materials (other than the permitted sublicense to FITEL under this Agreement) or any copies thereof without the prior written consent of the Licensor. Such consent, if given, may be made subject to the payment of any


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

additional fee and/or any other term or condition. Any purported assignment, licence or transfer by UTS without such consent shall be void.

16.2 The Licensor may assign the benefit of this Agreement including the right to receive monies, or sub-contract the performance of any of its obligations to Licensor's subsidiary without the consent of UTS.

WAIVER OF REMEDIES

17. No waiver of any rights arising under this Agreement shall be effective unless in writing and signed by a duly authorised signatory of the Party against whom the waiver is to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement (except as expressly provided herein) shall operate as a waiver of any such right, power or remedy.

ENTIRE AGREEMENT

18.1 This Agreement supersedes all prior agreements, arrangements, proposals and undertakings between the parties in relation to the subject matter hereof (whether written or oral) and constitutes the entire Agreement between the parties relating to the subject matter hereof. UTS further warrants that they have not relied on any oral representation made by the Licensor or any agent, employee or other representative or upon any description, illustration or specification contained in any advertisements, catalogues or publicity materials produced by or on behalf of the Licensor or in any correspondence between the Licensor and UTS before the date of this Agreement.

18.2 No addition to or modification of any provision of this Agreement shall be binding upon the Parties unless made by a written instrument signed by a duly authorised signatory of each of the Parties. Any other terms, conditions or provisions whether proposed by UTS orally or in writing shall be of no effect and the supply of the Software Materials or any other goods or services by the Licensor to UTS shall not constitute acceptance by the Licensor of such other terms, conditions or provisions.

NOTICES

19. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission or sent by certified or registered mail, postage prepaid. Any notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when so transmitted provided that the sender's facsimile machine produces printed confirmation of error free transmission to the correct number, or if mailed, upon receipt, as follows:

TO THE LICENSOR

At:               3-2, Nishishinjuku 2-chome, Shinjuku-ku, Tokyo 163-8003
                  Japan

                  Attention:        Dr. Tsuneyoshi Narahara



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


                  Facsimile No.:    +813 3347 5300

TO UTS

At:               1275 Harbor Bay Parkway
                  Alameda, CA  94502
                  USA

                  Attention:        Mr. Chang H. Kao

                  Facsimile No.     +1 732 548 1099


SEVERABILITY

20. Should any provision of this Agreement be void or illegal for any reason, the validity of the remainder of the Agreement shall not be affected and the parties shall promptly enter into negotiation in good faith to find a replacement for the provision which is of similar economic effect to both parties.

FORCE MAJEURE

21. The Licensor shall not be liable in any way for any failure to perform its obligations or for any losses, damages or delays incurred by UTS resulting from circumstances beyond the reasonable control of the Licensor; provided, however, that the Licensor shall resume performing such obligations as soon as such circumstances have ended.

FURTHER ASSURANCE

22. Each Party agrees to execute such documents and waivers and generally do everything further that may be necessary to fulfil its obligations under this Agreement.

JAPAN REGULATIONS

23.1 The Software Materials may be subject to regulations imposed by governmental authorities (the REGULATIONS) restricting the ultimate destination of such Software Materials. UTS agrees to indemnify the Licensor against any liability the Licensor may incur in consequence of UTS' infringement of the Regulations, where the Licensor has attempted to substantially comply in good faith with said Regulations.

23.2 This Agreement shall be conditional on the Licensor obtaining any necessary export license from Japan or any other anticipation required pursuant to the Regulations. The Licensor shall be excused performance under this Agreement and shall have no further responsibility or liability to UTS if it is not able to obtain any export licence or authorisation required from Japan or any other authorities.

LAW AND DISPUTES


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

24. This Agreement shall in all respects be governed by and construed in accordance with the law of Japan, such that;

(a) Any dispute, controversy or claim arising out of or relating to this contract, or the breach termination of invalidity thereof, shall be settled by arbitration in accordance with the International Chamber of Commerce (ICC) Arbitration Rules as at present in force.

(b) The Licensor and UTS shall each appoint one arbitrator and the two arbitrators so nominated shall designate a third arbitrator acceptable to both appointing parties, failing which the third arbitrator shall be appointed in accordance with the arbitration rules of the ICC. The appointing authority shall be the ICC.

(c) The place of arbitration shall be Tokyo, Japan if the dispute, controversy or claim is initiated by either of UTS. If the dispute, controversy or claim is initiated by the Licensor, the place of arbitration shall be Taipei, Taiwan.

(d)  The language to be used in the arbitral proceedings shall be English.

(e) By agreeing to arbitration pursuant to this clause, the Parties irrevocably waive their right to any form of appeal, review or recourse, to any state court or other judicial authority, insofar as such waiver validly made.

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


IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed by its duly authorized representatives on the date first above written.


Signed for and on behalf

of the LICENSOR

DDI Corporation

------------------------------------

Name:  Dr. Tsuneyoshi Narahara

Title: Senior Managing Director




Signed for and on behalf

of UTS

------------------------------------

Name:  Mr. Paul Berkowitz

Title: VP of International Marketing

                                   SCHEDULE 1

The following schedule is not binding. Amendments and changes to the following schedule shall be made if and when [*] deems such changes necessary.

                                     PART A

SOFTWARE

[*]











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                                     PART B

SOFTWARE DOCUMENTATION

[*]

                                   APPENDIX 1

SPECIFICATION

[*]

SOFTWARE OPERATING ENVIRONMENT: Operates under [*] Operating System.


         USED PROGRAM LANGUAGE: Software programmed by [*].










                                      -4-
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                                   APPENDIX 2

TRAINING AT DDI'S OFFICES

Upon the prior mutual agreement of the Licensor and UTS, the Lincesor shall provide technical and engineering support training to UTS personnel at the Licensor's office location, [*], in regard to the Software. [*] shall be responsible for any and all costs and expenses related to the sending of UTS personnel to the Licensor's office location for training , including but not limited to airfare, lodging and meals.

TRAINING FOR UTS PERSONNEL AS UTS'S OFFICES AND BUSINESS LOCATIONS

Upon the prior mutual agreement of the Licensor and UTS, the Licensor shall send engineering personnel to UTS at its offices and business locations within Taiwan [and the People's Republic of China]. UTS shall reimburse the Licensor for sending such engineering personnel according to the folowing fee schedule: [*].

LIMITATIONS

With respect to the training described above, neither the Licensor nor its development nor its employees or agents shall make any warranty or representation as to the successful development by UTS of the PDX Center for the PHS network now being developed by UTS for FITEL for development in Taiwan.



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